COGNEX CORPORATION
                            1998 STOCK INCENTIVE PLAN

         1.       Purpose of the Plan.

         This stock option plan (the "Plan") is intended to provide  incentives:
(a) to the employees of Cognex Corporation (the "Company") and any present or future subsidiaries of the Company by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("ISO" or "ISOs"); and (b) to officers, employees, consultants and directors of the Company and any subsidiaries by providing them with opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option" or "Non-Qualified Options"). As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation," respectively, as those terms are defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations").

         2.       Stock Subject to the Plan.

         (a) The initial maximum number of shares of common stock, par value $.002 per share, of the Company ("Common Stock") available for stock options and stock awards granted under the Plan through the end of the Company's fiscal year ending December 31, 1998 shall be 1,700,000 shares of Common Stock. In addition, effective January 1, 1999 and each January 1 thereafter during the term of this Plan, the number of shares of Common Stock available for grants of stock options and stock awards made after such January 1 under this Plan shall be increased automatically to an amount equal to 4.5% of the total number of issued and outstanding shares of Common Stock (including shares held in treasury) as of the close of business on December 31 of the preceding year. The Board of Directors shall initially reserve for issuance under this Plan 1,700,000 shares of Common Stock. Effective January 1, 1999 and effective on each succeeding January 1 thereafter during the term of this Plan, the Board of Directors shall reserve for issuance under this Plan such number of shares of Common Stock as is equal to the sum of (i) the number of shares of Common Stock issuable upon the exercise of options then outstanding under the Plan; and (ii) the number of shares of Common Stock resulting from the calculation set forth in the second sentence of this paragraph. Notwithstanding the foregoing, the maximum cumulative number of shares of Common Stock available for grants of ISOs under the Plan shall be 1,500,000. The maximum number of shares of Common Stock available for grants shall be subject to adjustment in accordance with Section 12 hereof. Shares issued under the Plan may be authorized but unissued shares of Common Stock or shares of Common Stock held in treasury.

         (b) To the extent that any stock option shall lapse, terminate, expire or otherwise be cancelled without the issuance of shares of Common Stock, or any stock award is settled in cash, the shares of Common Stock covered by such option(s) or award shall again be available for the granting of stock options or awards.


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         (c)  Common  Stock  issuable  under  the  Plan may be  subject  to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Committee (as defined in Section 3 below).

         3.       Stock Awards.

         (a) The Committee may grant, subject to the limitation on the number of shares of Common Stock available under Section 2 hereof, stock awards to employees of and other key individuals engaged to provide services to the Company and its subsidiaries. A stock award may be made in stock or denominated in stock subject to final settlement in cash or stock. Each stock award granted shall be subject to such terms and conditions as the Committee, in its sole discretion, shall determine and establish. These may include, but are not limited to, establishing a holding period during which stock issued pursuant to an award may not be transferred, requiring forfeiture of the stock award because of termination of employment or failure to achieve specific objectives such as measures of individual, business unit or Company performance, including stock price appreciation. In determining a person's eligibility to be granted an award, as well as in determining the number of shares to be awarded to any person, the Committee shall take into account the person's position and responsibilities, the nature and value to the Company or its subsidiaries of such person's service and accomplishments, such person's present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         (b) The Committee may provide that a stock award earn dividends or dividend equivalents, which may be paid currently or may be deferred in payment, including reinvestment in additional shares covered by the applicable stock award, all on such terms and conditions as the Committee shall deem appropriate.

         (c) The Committee shall require that for any stock award to be effective, the recipient of the award shall execute an Award Agreement at such time and in such form as the Committee shall determine. Any Award Agreement may require that for any or some of the shares issued, the awardee must pay a minimum consideration, whether in cash, property or services, as may be required by applicable law or the Committee, as the Committee shall determine.

         (d) A stock award may be granted singly or in combination or in tandem with another stock award or stock option. A stock award may also be granted as the payment form in settlement of a grant or right under any other Company employee benefit or compensation plan, including the plan of an acquired entity.

         (e) Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to receive stock awards pursuant to the Plan.


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         (f) No award  granted to any person under the Plan shall be  assignable or transferable otherwise than by will or the laws of descent and distribution. Any award granted under the Plan shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such award.

         4.       Administration of the Plan.

         (a) At the discretion of the Company's Board of Directors, the Plan shall be administered either (i) by the full Board of Directors of the Company or (ii) by a committee (the "Committee") consisting of two or more members of the Company's Board of Directors. In the event the full Board of Directors is the administrator of the Plan, references herein to the Committee shall be deemed to include the full Board of Directors. The Board of Directors may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as Chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting.

         (b) Any action may also be taken without the necessity of a meeting by a written instrument signed by a majority of the Committee. The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member shall be liable for any action or determination made in good faith.

         (c) Subject to the terms of the Plan, the Committee shall have the authority to (i) determine the employees of the Company and its subsidiaries (from among the class of employees eligible under Section 5 to receive ISOs) to whom ISOs may be granted, and to determine (from the class of individuals eligible under Section 5 to receive Non-Qualified Options) to whom Non-Qualified Options may be granted; (ii) determine the time or times at which options may be granted; (iii) determine the option price of shares subject to each option which price shall not be less than the minimum price specified in Section 7; (iv) determine whether each option granted shall be an ISO or a Non-Qualified Option;
(v) determine (subject to Section 10) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions; and (vii) determine the size of any Options under the Plan, taking into account the position or office of the optionee with the

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Company,  the job  performance  of the  optionee  and such other  factors as the
Committee may deem relevant in the good faith exercise of its independent business judgment. Subject to the provisions of Section 3 the Committee shall also have the authority to grant stock awards under this Plan.

         5.       Options.

         Options designated as ISOs may be granted only to employees of the Company or any subsidiary. Non-Qualified Options may be granted to any officer, employee, consultant or director of the Company or of any of its subsidiaries. "Subsidiary" or "subsidiaries" shall be as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations") and shall include subsidiaries which became such after adoption of the Plan.

         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Committee shall take into account the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Committee may deem relevant.

         No option designated as an ISO shall be granted to any employee of the Company or any subsidiary if such employee owns, immediately prior to the grant of an option, stock representing more than 10% of the combined voting power of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such option shall be at least 110% of its fair market value at the time such option is granted and the option, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling. In determining the fair market value under this paragraph, the provisions of Section 7 hereof shall apply.

         The maximum number of shares of the Company's Common Stock with respect to which an option or options may be granted to any employee in any calendar year shall not exceed 500,000 shares, taking into account shares subject to options granted and terminated, or repriced, during such calendar year.

         6.       Option Agreement.

         Each option shall be evidenced by an option agreement (the "Agreement") duly executed on behalf of the Company and by the optionee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Committee, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as defined in Section 422 of

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the Code.  The date of grant of an option shall be as  determined by the
Committee. More than one option may be granted to an individual.

         7.       Option Price.

         The option price or prices of shares of the Company's Common Stock for options designated as non-qualified stock options shall be determined by the Committee, but in no event shall the option price of a non-qualified stock option be less than the par value of such Common Stock at the time the option is granted. The option price or prices of shares of the Company's Common Stock for incentive stock options shall be no less than the fair market value of such Common Stock at the time the option is granted as determined by the Committee in accordance with Section 422 of the Code and the Regulations promulgated thereunder

         8.       Manner of Payment; Manner of Exercise.

         (a) The option agreement may provide for the payment of the exercise price by delivery of (i) cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock of the Company owned by the optionee having a fair market value equal in amount to the exercise price of the options being exercised, or (iii) any combination of (i) and (ii), provided, however, that payment of the exercise price by delivery of shares of Common Stock of the Company owned by such optionee may be made only if such payment does not result in a charge to earnings for financial accounting purposes as determined by the Committee. The fair market value of any shares of the Company's Common Stock which may be delivered upon exercise of an option shall be determined by the Committee in accordance with Section 7 hereof. With the consent of the Committee, payment may also be made by delivery of a properly executed exercise notice to the Company, together with a copy of irrevocable instruments to a broker to deliver promptly to the Company the amount of sale or loan proceeds to pay the exercise price. To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, not earlier than ten business days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

         9.       Exercise of Options.

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         Each option granted under the Plan shall,  subject to Section 10(b) and
Section 12 hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no incentive stock option granted under the Plan shall have a term in excess of ten (10) years from the date of grant, and no non-qualified stock option granted under the Plan shall have a term in excess of fifteen (15) years from the date of grant.

         To the extent that an option to purchase shares is not exercised by an optionee when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than two hundred fifty (250) full shares of Common Stock.

         10.      Term of Options; Exercisability.

         (a)      Term.

                  (1) Each incentive stock option shall expire not more than ten
         (10) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided. Each non-qualified stock option shall expire not more than fifteen (15) years from the date of the granting thereof, but shall be subject to earlier termination as herein provided.

                  (2) Except as otherwise provided in this Section 10, an option granted to any employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall terminate on the seventh business day after the date such optionee ceases to be an employee of the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (3) If such termination of employment is because of dismissal for cause or because the employee is in breach of any employment agreement, such option will terminate immediately on the date the optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (4) If such termination of employment is because the optionee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate on the last day of the twelfth month from the date such optionee ceases to be an employee, or on the date on which the option expires by its terms, whichever occurs first.

                  (5) In the event of the death of any optionee, any option granted to such optionee shall terminate on the last day of the twelfth month from the date of death, or on the date on which the option expires by its terms, whichever occurs first.


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                  (6) Notwithstanding subparagraphs (2), (3), (4) and (5) above, the Committee shall have the authority to extend the expiration date of any outstanding option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an option beyond the date on which the option would have expired if no termination of the optionee's employment had occurred.

         (b)      Exercisability.

                  (1) An option granted to an employee optionee who ceases to be an employee of the Company or one of its subsidiaries shall be exercisable only to the extent that the right to purchase shares under such option has accrued and is in effect on the date such optionee ceases to be an employee of the Company or one of its subsidiaries.

                  (2) In the event of the death of any optionee, the option granted to such optionee may be exercised by the estate of such optionee, or by any person or persons who acquired the right to exercise such option by bequest or inheritance or by reason of the death of such optionee.

         11.      Transferability.

         The right of any optionee to exercise any option granted to him or her shall not be assignable or transferable by such optionee otherwise than by will or the laws of descent and distribution, except that an optionee may transfer options that are not ISOs granted under Plan to the optionee's spouse or children or to a trust for the benefit of the optionee or the optionee's spouse or children. ISOs shall be exercisable during the lifetime of such optionee only by him/her. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the optionee to whom the option is granted, or upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such option.

         12.      Recapitalizations, Reorganizations and the Like.

         (a) In the event that the outstanding shares of the Common Stock of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in the number and kind of shares as to which options and stock awards may be granted under the Plan and as to which outstanding options or awards or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the optionee or award recipient shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price

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applicable to the  unexercised  portion of such options and with a corresponding adjustment in the option price per share.

         (b) In addition, unless otherwise determined by the Committee in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the shareholders of the Company as a result of such sale, conveyance or Change in Control, or the Committee may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the option price therefor. Upon receipt of such consideration by the optionee, his or her option shall immediately terminate and be of no further force and effect. The value of the stock or other securities the optionee would have received if the option had been exercised shall be determined in good faith by the Committee of the Company, and in the case of shares of the Common Stock of the Company, in accordance with the provisions of Section 7 hereof. The Committee shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or in the Agreement upon such a sale, conveyance or Change in Control. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non-qualified stock options. To the extent permitted by law, upon such a sale, conveyance or a Change of Control the Committee may, in its sole discretion, amend any Award Agreement issued under the Plan in such manner as it deems appropriate, including without limitation, by amendments that advance the dates upon which any or all outstanding awards shall become free of restrictions or shall become issued or payable, or that advance the dates upon which any or all outstanding awards shall terminate. A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock of the Company, shall acquire such additional shares of the Company's Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Company's Common Stock outstanding.

         (c) Upon dissolution or liquidation of the Company, all options granted under this Plan shall terminate, but each optionee (if at such time in the employ of or otherwise associated with the Company or any of its subsidiaries) shall have the right, immediately prior to such dissolution or liquidation, to exercise his or her option to the extent then exercisable. The Committee shall have the right to accelerate the vesting of any award or take such other action with respect thereto as the Committee shall in its sole discretion determine in the event of any contemplated dissolution or liquidation of the Company.

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         (d) No fraction of a share shall be purchasable or deliverable upon the exercise of any option or stock award, but in the event any adjustment hereunder of the number of shares covered by the option or award shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

         13.      No Special Employment Rights.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any option holder any right with respect to the continuation of his employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the option holder from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         14.      Withholding.

         The Company's obligation to deliver shares upon settlement of an award or upon the exercise of any option granted under the Plan, or to make any cash payment in connection with an award, and any payments or transfers under Section 12 hereof, shall be subject to the option or award holder's satisfaction of all applicable Federal, state and local governmental tax withholding requirements. Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and local tax withholding requirements related to such payment. Whenever shares of Common Stock are to be delivered pursuant to an award or the exercise of an option under the Plan, the Company shall be entitled to require as a condition of delivery that the option or award holder remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and local governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, and on such terms and conditions as the Committee may impose, the option or award holder may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. The Committee shall also have the right to require that shares be withheld from delivery to satisfy such condition.

         15.      Restrictions on Issue of Shares.

         (a) Notwithstanding the provisions of Section 8, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:


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                           (i)      The shares with respect to which such option
has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                           (ii)     Counsel for the Company shall have given an
opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

         16.      Purchase for Investment; Rights of Holder on Subsequent
Registration.

         Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act of 1933, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued. In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the Securities Act of 1933 or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exemption from the Securities Act of 1933 or other applicable statutes, then the Company may take such action and may require from each optionee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors and controlling persons from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

         17.      Loans.

         The Company may not make loans to optionees to permit them to exercise options.

         18.      Modification of Outstanding Options.

         The Committee may authorize the amendment of any outstanding option with the consent of the optionee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of this Plan.

         19.      Approval of Shareholders.

         The Plan shall be subject to approval by the vote of shareholders holding at least a majority of the voting stock of the Company voting in person or by proxy at a duly held shareholders' meeting, or by written consent of shareholders holding at least a majority of the voting stock of the Company, within twelve (12) months after the adoption of the Plan by the Board of Directors and shall take effect as of the date of adoption by the Board of Directors upon such approval. The Committee may grant options under the Plan prior to such approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

         20.      Termination and Amendment.

         Unless sooner terminated as herein provided, the Plan shall terminate ten (10) years from the date upon which the Plan was duly adopted by the Board of Directors of the Company. The Board of Directors may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that except as provided in this Section 20, the Board of Directors may not, without the approval of the shareholders of the Company obtained in the manner stated in Section 19, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan. The Committee may terminate, amend or modify any outstanding option without the consent of the option holder, provided, however, that, except as provided in Section 12, without the consent of the optionee, the Committee shall not change the number of shares subject to an option, nor the exercise price thereof, nor extend the term of such option.

         21.      Reservation of Stock.

         The Company shall at all times during the term of the Plan reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of the Plan and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

         22.      Notices.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: President, and, if to an optionee, to the address as appearing on the records of the Company.


Approved by the Directors: February 27, 1998
Approved by the Stockholders:  April 21, 1998

330789-1